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                       CREDIT SUISSE WARBURG PINCUS TRUST

                            Certificate of Amendment

      The undersigned, being the Vice President and Secretary of Credit Suisse Warburg Pincus Trust, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section
9.3 of the Agreement and Declaration of Trust, dated March 15, 1995, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on October 2, 2001, the first sentence of Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:

      The name of the Trust shall be "Credit Suisse Trust" effective as of December 12, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series;

      Section 6.2 of the Declaration of Trust is also hereby amended to change the name of the International Equity Portfolio of the Trust to be the "International Focus Portfolio" effective as of December 12, 2001;

      Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Small Company Growth Portfolio of the Trust to be the "Small Cap Growth Portfolio" effective as of December 12, 2001;

      Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Global Telecommunications Portfolio of the Trust to be the "Global Technology Portfolio" effective as of December 12, 2001;

      Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Value Portfolio of the Trust to be the "Large Cap Value Portfolio" effective as of December 12, 2001;


      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 7th day of November, 2001.

                                          /s/Hal Liebes
                                          ------------------------------------
                                          Hal Liebes
                                          Vice President and Secretary
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                                 ACKNOWLEDGMENT


STATE OF New York             )
                              ) ss.
COUNTY OF New York            )

                                                                November 7, 2001

      Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.


      Before me,

                                          /s/George Travers
                                          ------------------------------------
                                          Notary Public

                                          My commission expires: 7/15/03